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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 23, 1997


                             American Studios, Inc.
               (Exact name of registrant as specified in charter)


        North Carolina               0-20510                 56-1758321
(State or other jurisdiction       (Commission             (IRS employer
      of incorporation)            File Number)         identification no.)

       11001 Park Charlotte Boulevard, Charlotte, North Carolina    27702
              (Address of principal executive offices)         (Zip Code)


                                 (704) 588-4351
              (Registrant's telephone number, including area code)


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)



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Item 1.   Changes in Control of Registrant.

          According to the Final Amendment to Schedule 14D-1 of ASI Acquisition Corp. (the "Purchaser"), a North Carolina corporation and a wholly-owned subsidiary of PCA International, Inc. ("Parent"), a North Carolina corporation, dated January 27, 1997 (the "Final Amendment"), on January 23, 1997, the Purchaser accepted for payment 20,333,508 shares of Common Stock, $.001 par value per share (the "Shares"), of American Studios, Inc. (the "Company") (including 15,311 Shares subject to guarantees of delivery (the "Guaranteed Shares")) that had been validly tendered and not withdrawn pursuant to the Purchaser's tender offer for all outstanding Shares at $2.50 per Share, net to the Seller in cash (the "Offer"). The Offer was made by the Purchaser pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 17, 1996, as amended, by and among the Company, Parent and the Purchaser which provided for, among other things, the making of the Offer by the Purchaser. As of January 23, 1997, the Parent beneficially owned 20,333,508 Shares (including the Guaranteed Shares) which represents approximately 95% of the outstanding Shares.

         The aggregate purchase price for the Shares (including the Guaranteed Shares) pursuant to the Offer was $50,833,770. The funds used to acquire such Shares were borrowed pursuant to a Credit Agreement (the "Credit Agreement"), dated as of January 27, 1997, by and among Parent, certain of its subsidiaries as Guarantors, the Lenders parties thereto and NationsBank, N.A., as Agent. The principal terms of a Commitment Letter with respect to the Credit Agreement were substantially described in the Purchaser's Schedule 14D-1. The summary of terms, however, is qualified in its entirety by reference to the text of the Credit Agreement which is filed as an exhibit hereto and which is incorporated herein by reference.

          In accordance with the terms of the Merger Agreement, following the acceptance of the Shares for payment by the Purchaser, Parent is entitled to have representation on the Company's Board of Directors (the "Board") in proportion to its beneficial ownership of Shares. At Parent's request, on January 27, 1997, the Board, in an Action by Written Consent, took the following actions: (1) accepted the resignation of six of the Company's directors (not including Randy J. Bates and J. Robert Wren, Jr.) and (2) elected the following designees of Parent to serve as directors of the Company: John Grosso,
R. Michael Spencer and Bruce A. Fisher. Pursuant to the terms of the Merger Agreement, at the Effective Time (as defined in the Merger Agreement) the directors of the Purchaser (who are the Parent's designees named above) shall constitute all of the directors of the Surviving Company (as defined in the Merger Agreement), and the directors of the Surviving Company who were directors of the Company prior to the execution of the Merger Agreement shall resign. The foregoing summary of certain terms and conditions of the Merger Agreement is qualified in its entirety by reference to the text of the Merger Agreement which is filed as an exhibit hereto and which is incorporated herein by reference.

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          In accordance with the Merger Agreement, at the closing of the Offer, the Purchaser paid to the Company, and the Company paid to the holders of certain of the Company's outstanding stock options, an aggregate of $897,625 in consideration for the cancellation of such options to purchase Shares under the Company's 1992 Stock Option Plan, the Company's Equity Compensation Plan and the Company's Stock Option Plan for Non-employee Directors Plan.

          To the knowledge of the Company, the only arrangement or pledge of the Company's securities that may, at a subsequent date, result in a further change of control of the Company, is the pledge by PCA and certain of it subsidiaries and affiliates of the Company's securities pursuant to the Credit Agreement.

Item 7.  Exhibits.

(c)      Exhibits

           2.1 Agreement and Plan of Merger, dated as of December 17, 1996, as amended, by and among the Company, Parent and ASI Acquisition Corp. (Exhibit (c)(1) to the Purchaser's Tender Offer Statement on Schedule 14D-1 dated December 20, 1996 (as subsequently amended, the "Schedule 14D-1")).*

          10.1 Credit Agreement, dated as of January 27, 1997, by and among Parent, its subsidiaries and affiliates named therein as Guarantors, the Lenders named therein and NationsBank, N.A., as Agent (Exhibit (b)(2) to the Final Amendment to the Schedule 14D-1).*

          20.1 Offer to Purchase of the Purchaser dated December 20, 1996 (Exhibit (a)(1) to the Schedule 14D-1).*

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*     Incorporated by reference to Schedule 14D-1.




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                                    SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   February 6, 1997


                             AMERICAN STUDIOS, INC.



                             By:  /s/ John Grosso
                                  Name: John Grosso
                                  Title: President



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                                EXHIBIT INDEX

           2.1 Agreement and Plan of Merger, dated as of December 17, 1996, as amended, by and among the Company, Parent and ASI Acquisition Corp. (Exhibit (c)(1) to the Purchaser's Tender Offer Statement on Schedule 14D-1 dated December 20, 1996 (as subsequently amended, the "Schedule 14D-1")).*

          10.1 Credit Agreement, dated as of January 27, 1997, by and among Parent, its subsidiaries and affiliates named therein as Guarantors, the Lenders named therein and NationsBank, N.A., as Agent (Exhibit (b)(2) to the Final Amendment to the Schedule 14D-1).*

          20.1 Offer to Purchase of the Purchaser dated December 20, 1996 (Exhibit (a)(1) to the Schedule 14D-1).*

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*     Incorporated by reference to Schedule 14D-1.